Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CONTRIBUTION AND SERVICING AGREEMENT

dated as of March 30, 2022

by and between

TREVENA, INC.,

as Contributor,

and

Trevena SPV2 LLC,

as Company

Table of Contents

Page

Article I DEFINITIONS1

Section 1.01 Definitions1

Section 1.02 Rules of Construction4

Article II ASSIGNMENT OF THE TRANSFERRED ASSETS5

Section 2.01 Assignment of Transferred Assets on the Effective Date5

Section 2.02 Required Financing Statements; Marking of Records; Licensee Notice and Instruction7

Section 2.03General Provisions Regarding the Transfer of the Transferred Assets7

Section 2.04 Intent8

Article III REPRESENTATIONS AND WARRANTIES8

Section 3.01 Representations and Warranties of Contributor8

Section 3.02 Survival of Representations and Warranties9

Article IV COVENANTS OF THE CONTRIBUTOR AND COMPANY; CONTRIBUTOR EVENT OF DEFAULT9

Section 4.01 Contributor Covenants9

Section 4.02 Company Covenants14

Section 4.03 Consequences of Contributor Event of Default15

Article V SERVICING15

Section 5.01 Appointment of Contributor15

Section 5.02 Certain Contributor Actions16

Section 5.03 Compliance with the Loan Agreement16

Section 5.04 Services as Servicer17

Section 5.05 Replacement Servicer19

Article VI TERMINATION; SURVIVAL20

Section 6.01 Termination20

Section 6.02 Effect of Termination20

Section 6.03 Survival20

Article VII INDEMNIFICATION PAYMENTS20

Section 7.01 Indemnification20

Article VIII MISCELLANEOUS PROVISIONS22

Section 8.01 Amendment22

Section 8.02 Governing Law; Waiver of Trial by Jury; Jurisdiction22

Section 8.03 Notices23

Section 8.04 Severability of Provisions24

Section 8.05 Assignment25

Section 8.06 Further Assurances25

Section 8.07 Waiver; Cumulative Remedies; Waiver of Immunities25

Section 8.08 Counterparts25

Section 8.09 Binding25

Section 8.10 Merger and Integration25

Section 8.11 Headings25

Section 8.12 Schedules and Exhibits26

Section 8.13 Non-Petition26

Section 8.14 Intended Third Party Beneficiaries26

Table of Contents

(continued)

Page

Section 8.15 Counterparts; Delivery26

Exhibits

Exhibit ANotice to Licensee

Schedules

2.01(a)(ii)Intellectual Property and the Regulatory Approvals

2.01(a)(iii)Transferred Contracts

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CONTRIBUTION AND SERVICING AGREEMENT

This CONTRIBUTION AND SERVICING AGREEMENT (this “Agreement”), dated as of March 30, 2022, is entered into between TREVENA, INC., a Delaware corporation (together with its permitted successors and assigns, “Contributor”), and Trevena SPV2 LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Company”).

RECITALS

WHEREAS, Contributor owns 100% of the equity interests of Company;

WHEREAS, Contributor desires to sell, contribute, assign, transfer, convey and grant to Company all of Contributor’s right, title and interest in, to and under the Transferred Assets;

WHEREAS, in consideration for such sale, contribution, assignment, transfer, conveyance and grant to Company, Company shall pay to Seller the Purchase Price on the Initial Funding Date;

WHEREAS, Company desires to purchase, acquire, receive and accept from Contributor all of Contributor’s right, title and interest in, to and under the Transferred Assets pursuant to this Agreement and in consideration, commits to pay the Purchase Price to Contributor on the Initial Funding Date and accept and reflect the excess value of the aggregate amount of the Transferred Assets over the Purchase Price as a capital contribution to Company from Contributor, under and subject to the terms of this Agreement;

WHEREAS, Company desires Contributor to manage, on behalf of Company, Company’s relationship with the Licensee under the License Agreement, to administer, on Company’s behalf, Company’s performance under, compliance with and enforcement of the License Agreement (including the collection and enforcement of all payments due to Company under the License Agreement from time to time) and to take all such actions on behalf of Company as are necessary or desirable to Commercialize and Exploit the Licensed Product, and Contributor desires to perform such services on Company’s behalf.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS
Section 1.01Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

As used herein, the following terms have the following respective meanings:

“Agreement” has the meaning set forth in the Preamble.

“Assumed Obligations” means all of Contributor’s liabilities and obligations under the Transferred Contracts from and after the Effective Date.

“Company” has the meaning set forth in the Preamble.

“Contribute” has the meaning set forth in Section 2.01(a).

“Contributor” has the meaning set forth in the Preamble.

“Contributor Event of Default” means the occurrence of one or more of the following:

(a)Any representation or warranty of Contributor in any Loan Document to which it is party or in any certificate or other document delivered by Contributor in connection with the Loan Documents proves to have not been true and correct in all material respects at the time it was made or deemed made (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) and, solely if the consequences of the failure of such representation or warranty to be true and correct can be cured, such failure continues for a period of thirty (30) days without such cure after the earlier of (x) the date Contributor becomes aware of such failure and (y) the date Company, or Lender on behalf of Company, provides Notice of such failure to Contributor.
(b)Contributor fails to perform or observe any covenant or agreement contained in Sections 4.01(e), (f), (g)(i), or (h)(i).
(c)Contributor fails to perform or observe (i) any covenant or agreement contained in the Loan Documents to which it is a party (other than those referred to in preceding subclause (b)) and, solely if the consequences of the failure to perform or observe such covenant or agreement can be cured, such failure continues for a period of thirty (30) days without such cure after the earlier of (x) the date Contributor becomes aware of such failure and (y) the date Company, or Lender on behalf of Company, provides Notice of such failure to Contributor or (ii) any covenant or agreement contained in Section 4.01(m) and, in the case of this clause (ii), solely if the consequences of the failure to perform or observe such covenant or agreement can be cured, such failure continues for a period of ten (10) days without such cure after the earlier of (x) the date Contributor becomes aware of such failure and (y) the date Company, or Lender on behalf of Company, provides Notice of such failure to Contributor.
(d)(i) Any of the Loan Documents to which Contributor is a party shall cease to be in full force and effect, (ii) the validity or enforceability of any of the Loan Documents to which Contributor is a party is disaffirmed or challenged in writing by Contributor or any of its Affiliates or any Person (other than Lender) asserting an interest in any of the Collateral and such written disaffirmation or challenge is not withdrawn or disavowed by such Person within thirty (30) days after its communication or Contributor has not brought appropriate proceedings for declaratory or other relief negating such disaffirmation or challenge within thirty (30) days after such communication and has not obtained an order granting such relief within ninety (90) days after commencement of such proceedings, or (iii) this Agreement, the Revenue Interest Purchase Agreement, the Intercompany License Agreement, the Security Agreement, or the Stock Pledge Agreement shall cease to give Lender (directly or as assignee of Company) the rights purported to be created hereby or thereby (including a first priority perfected Lien on all of the Collateral in the event of a Recharacterization or on the Capital Stock of Company) other than as a direct result of any action by Lender or failure of Lender to perform an obligation of Lender under the Loan Agreement.
(e)Any security interest purported to be created by this Agreement, the Revenue Interest Purchase Agreement, the Intercompany License Agreement, the Security Agreement or the Stock Pledge Agreement shall cease to be in full force and effect, or shall cease to give the rights, powers and privileges purported to be created and granted hereunder or thereunder (including a perfected first priority security interest in and Lien on the substantially all of the Collateral in the event of a Recharacterization (except as otherwise expressly provided herein and therein)) in favor of Company or Lender pursuant hereto or thereto, or shall be asserted by Contributor not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement, the Revenue Interest Purchase Agreement, the Intercompany License Agreement, the Security Agreement or the Stock Pledge Agreement) security interest in the Collateral, and/or Contributor takes any action which could reasonably be expected to impair Lender’s security interest in any of the Capital Stock of Company or any of the Collateral.
(f)Prior to the earlier of the Chinese Regulatory Approval and the Change-Over Date, (i) the Parent Guarantee shall cease to be in full force and effect or shall cease to give the rights, powers and privileges purported to be created and granted thereunder in favor of Lender or (ii) Contributor asserts that the Parent Guarantee is not in full force and effect (except as otherwise expressly provided in the Parent Guarantee) or takes any action which could reasonably be expected to impair the guarantee provided to Lender under the Parent Guarantee except as otherwise permitted in the Loan Documents.
(g)An Insolvency Event with respect to Contributor shall occur.

“Default” means any condition or event which constitutes a Contributor Event of Default or which, with the giving of notice or the lapse of time or both (in each case to the extent described in the relevant subclauses of the definition of “Contributor Event of Default”) would, unless cured or waived, become a Contributor Event of Default.

“Development Plan” has the meaning set forth in Section 1.19 of the License Agreement.

“Effective Date” means the date hereof.

“Excluded Assets” means all of Contributor’s right, title and interest in, to and under License Agreement to receive Event Milestone and Commercialization Milestone (each as defined in the License Agreement) payments pursuant to Sections 8.2 and 8.3, respectively, of the License Agreement.

“Field” has the meaning set forth in Section 1.25 of the License Agreement.

“Indemnified Party” has the meaning set forth in Section 7.01(a).

“JDC” has the meaning set forth in Section 1.44 of the License Agreement.

“JMCC” has the meaning set forth in Section 1.45 of the License Agreement

“Initial Funding Date” means the date the First Tranche Loan is made by Lender to Borrower pursuant to Section 2.01(a) of the Loan Agreement.

“Lender” means R-Bridge Investment Four Pte. Ltd., a Singapore private company limited.

“Loan Agreement” means that certain Loan Agreement dated as of March 30, 2022 by and between Lender and Company.

“Permitted Contribution Liens” means Liens created in favor of Lender under the Loan Documents.

“Purchase Price” means [***].

“Recharacterization” has the meaning set forth in Section 2.04(b).

“Servicer” has the meaning set forth in Section 5.01.

“Servicer Termination Event” has the meaning set forth in Section 5.05.

“Servicing Fee” means [***].

“Servicing Standard” has the meaning set forth in Section 5.01(c).

“Transferred Assets” has the meaning set forth in Section 2.01(a).

“Transferred Contracts” has the meaning set forth in Section 2.01(a)(iv).

Section 1.02Rules of Construction. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:
(a)the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
(b)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
(c)references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;
(d)a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;
(e)unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein or in any of the other Loan Documents) and include any annexes, exhibits and schedules attached thereto;
(f)the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
(g)the words “include”, “including” and other words of similar import shall mean without limitation by reason of enumeration;
(h)the word “will” shall be construed to have the same meaning and effect as the word “shall”;
(i)the word “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or”;
(j)references to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor;
(k)references to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Loan Documents), and any reference to a Person in a particular capacity excludes such Person in other capacities; and
(l)in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.
Article II

ASSIGNMENT OF THE TRANSFERRED ASSETS
Section 2.01Assignment of Transferred Assets on the Effective Date.
(a)On the Effective Date, and subject to Section 2.01(b) and Section 2.01(c), Contributor shall sell, contribute, assign, transfer, convey and grant (collectively, “Contribute”) to Company, and Company shall purchase, acquire and accept from Contributor, without recourse except to the extent provided in this Agreement, all of Contributor’s rights, title and interest in and to, and obligations under, the following assets, in each case, solely with respect to the Territory:
(i)the License Agreement (including Contributor’s right to all payments in respect of the Royalty Interest, and provided that the Excluded Assets shall be paid to Contributor as set forth in the Licensee Instruction Letter);

(ii)the Intellectual Property and the regulatory approvals set forth on Schedule 2.01(a)(ii) (including all rights of Contributor to Commercialize and Exploit the Licensed Product in the Field in the Territory);
(iii)a royalty-free exclusive sublicense to Company to Know-How (as defined in the License Agreement) to Exploit the Licensed Product in the Field in the Territory, including the right to grant sublicenses (subject to Section 3.3 of the License Agreement), pursuant to, and subject to, the terms of the Intercompany License Agreement;
(iv)a royalty-free exclusive sublicense to Company to Licensed Patents to Exploit the Licensed Product in the Field in the Territory, including the right to grant sublicenses (subject to Section 3.3 of the License Agreement) from the Effective Date until the assignments of the Licensed Patents become effective; and
(v)the contracts, agreements and instruments set forth on Schedule 2.01(a)(iii) and all contracts, agreement and instruments entered into by Contributor on behalf of Company pursuant to Section 5.01(d) (together with the License Agreement, the “Transferred Contracts”);

in each case free and clear of any and all Liens except Permitted Contribution Liens (such rights, title and interest, together with all proceeds thereof, and such obligations, collectively, the “Transferred Assets”).

Contributor and Company intend and agree that the sale, contribution, assignment, transfer, conveyance and grant of the Transferred Assets under this Agreement shall be, and is, a true, complete, absolute and irrevocable sale, contribution, assignment, transfer, conveyance and grant of the Transferred Assets by Contributor to Company, and that such sale, contribution, assignment, transfer, conveyance and grant shall provide Company with all of Contributor’s rights, title and interest in and to the Transferred Assets. To the extent applicable, Contributor shall hold the Transferred Assets in trust, subject to the security interests of Lender and the Permitted Contribution Liens, until they are transferred to Company.

(b)In full consideration of Contributor’s sale, contribution, assignment, transfer, conveyance and grant to Company of the Transferred Assets as of the Effective Date and pursuant to this Agreement, Company shall (A) assume the Assumed Obligations, (B) pay (or cause to be paid) the Purchase Price to Contributor on the Initial Funding Date, by transferring (or causing to be transferred) the Purchase Price to Contributor to the account of Contributor specified by it in writing and (C) accept a capital contribution in the amount of all of the excess value of the aggregate amount of the Transferred Assets over the Purchase Price. In accordance herewith, Contributor, concurrently with execution and delivery of this Agreement, hereby contributes to Company all of the excess value of the aggregate amount of the Transferred Assets over the Purchase Price to the Company, as a capital contribution. Company acknowledges receipt of such capital contribution and its entry in the financial records of Company as a capital contribution.

(c)Company hereby acknowledges and confirms that from and after the Effective Date, Company shall be bound by the License Agreement as if it were a party to it as and to the identical extent applicable to Contributor prior to the date hereof.
Section 2.02Required Financing Statements; Marking of Records; Licensee Notice and Instruction.
(a)In connection with the transfers made by Contributor to Company under this Article II on the Effective Date, Contributor will file (or cause to be filed), at its own expense, all UCC financing statements in appropriate form for filing under the UCC, and all other certificates, agreements, instruments, filings, recordings and other actions that are necessary or reasonably requested by or on behalf of Company in order to establish, protect, preserve and perfect the transfer of the Transferred Assets to Company.
(b)All financing statements (or documents of similar import) shall meet the requirements of Applicable Law. Contributor irrevocably authorizes Company and its assigns at any time and from time to time in the sole discretion of Company or its assigns, and appoints Company and its assigns as its attorney-in-fact, to act on behalf of Contributor (i) to execute on behalf of Contributor as debtor and to file financing statements necessary or appropriate in Company or its assign’s sole discretion to perfect and to maintain the perfection and priority of the interest of Company in the Transferred Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Transferred Assets as a financing statement in such offices as Company or its assigns in their sole discretion deem necessary or appropriate to perfect and to maintain the perfection and priority of Company’s interests in such Transferred Assets. Company shall provide Contributor with copies of any such filings. This appointment is coupled with an interest and is irrevocable.
(c)In view of the intention of the parties hereto that the assignment and transfer of the Transferred Assets made hereunder shall constitute outright sales or contributions of the Transferred Assets rather than loans secured thereby, in connection with the transfer and conveyance of the Transferred Assets Contributor has, at its own expense caused its records to be marked on the Effective Date to show that the Transferred Assets have been transferred to Company in accordance with this Agreement.
(d)On the Effective Date, Contributor and Company shall jointly deliver the Licensee Instruction Letter to Licensee. Contributor and Company represent and agree that delivery of the Licensee Instruction Letter to the Licensee shall be in compliance with the notice provisions provided for under the License Agreement.
Section 2.03General Provisions Regarding the Transfer of the Transferred Assets. The assignment of the Transferred Assets pursuant to this Agreement shall be without recourse to Contributor (it being understood that Contributor shall be liable to Company for all representations, warranties, covenants and indemnities made by Contributor pursuant to the terms of this Agreement).

Section 2.04Intent.
(a)Contributor and Company intend that the transfer by Contributor to Company of the Transferred Assets pursuant to Section 2.01 hereof shall be true, absolute and irrevocable, shall constitute a valid transfer and conveyance by Contributor of the Transferred Assets and shall provide Company with the full benefits of ownership of the Transferred Assets, and that the Transferred Assets shall not be part of Contributor’s estate in the event of the insolvency or bankruptcy of Contributor.
(b)Without limiting the provisions of Section 2.04(a), as a precaution to address the possibility that, notwithstanding that Contributor and Company expressly intend and expect that the sale, contribution, assignment, transfer, conveyance and grant of the Transferred Assets hereunder shall be a true, absolute and irrevocable sale and assignment and a true, absolute and irrevocable contribution for all purposes, to protect the interest of Company in the event that such sale and assignment is recharacterized as other than a true sale or such contribution is recharacterized as other than a true contribution, or such sale and assignment or contribution, as applicable, will for any reason be ineffective or unenforceable as such, as determined in a judicial, administrative or other proceeding (any of the foregoing being a “Recharacterization”), Contributor does hereby grant to Company a continuing security interest (which shall be of first priority) in all of Contributor’s right, title and interest in, to and under the Transferred Assets, whether now or hereafter existing, and any and all “proceeds” thereof (as such term is defined in the UCC), in each case, for the benefit of Company as security for the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price (plus a market rate of return thereon) together with the performance when due of all of Company’s obligations now or hereafter existing under this Agreement and the other Loan Documents, which security interest will, upon the filing of a duly prepared financing statement in the appropriate filing office, be perfected and prior to all other Liens on the rights of Contributor under the License Agreement to the extent of the Transferred Assets. In the event of a Recharacterization, Company will have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other Applicable Law, which rights and remedies will be cumulative. This Agreement shall constitute a security agreement in respect of such security interest.
(c)Contributor and Company intend that their operations and business would not be substantively consolidated in the event of an Insolvency Event with respect to Contributor and that the separate existence of Contributor and Company would not be disregarded in the event of an Insolvency Event with respect to Contributor. Company and Contributor acknowledge that the Organizational Documents of Company contains provisions intended to maintain the separate existence and identity of Company and the parties agree that they will duly observe such provisions and Applicable Law in support of such separate existence and identity.
Article III

REPRESENTATIONS AND WARRANTIES
Section 3.01Representations and Warranties of Contributor. Contributor represents and warrants that the representations and warranties set forth under Section 7.01(m), 7.01(n),

7.01(p), 7.01(q), 7.01(r) and 7.02 of the Loan Agreement are true and correct, and such representations and warranties are hereby made herein by Contributor as though set forth in full herein. Company has relied upon such representations and warranties in purchasing and accepting the conveyance of the Transferred Assets and the other parties to the transactions contemplated hereby have relied upon such representations and warranties in executing each of the Loan Documents to which it is a party. Such representations and warranties shall survive until the Loan Agreement Termination Date.

Section 3.02Survival of Representations and Warranties. All representations and warranties by Contributor contained in this Agreement shall survive the execution, delivery and acceptance thereof by Contributor and Company and the closing of the transactions contemplated in this Agreement.
Article IV

COVENANTS OF THE CONTRIBUTOR AND COMPANY; CONTRIBUTOR EVENT OF DEFAULT
Section 4.01Contributor Covenants. Contributor hereby covenants and agrees with Company, in connection with the sale and assignment and contribution of the Transferred Assets, as follows:
(a)Financial Statements and Information. Contributor will comply with and facilitate Company undertakings regarding financial statements and other information relating to Contributor set forth in Section 8.03 and Section 8.11 of the Loan Agreement.
(b)Disclosure. All written information supplied by or on behalf of Contributor to Company pursuant to this Section 4.01 (other than pursuant to Sections 8.03(a) and 8.03(b) of the Loan Agreement) shall be accurate and complete in all material respects as of its date or the date so supplied and the financial statements provided pursuant to Sections 8.03(a) and 8.03(b) of the Loan Agreement fairly present in all material respects the financial positions and results of operations as of the dates indicated therein. For the avoidance of doubt, Contributor makes no representations or warranties regarding the accuracy or completeness of any information it receives from a Third Party that it is required to furnish to Company pursuant to this Section 4.01, unless to the actual Knowledge of Contributor such information is inaccurate or incomplete, in which case Contributor shall specify such inaccuracy or incompleteness.
(c)Books and Records. Contributor shall keep proper books, records and accounts in which entries in conformity with sound business practices and all requirements of Law applicable to it shall be made of all dealings and transactions in relation to its business, assets and activities and as shall permit the preparation of the consolidated financial statements of Contributor in accordance with GAAP.
(d)Maintenance of Insurance. Contributor shall maintain coverage under its general liability and property damage insurance policies naming Company and its assigns (including Lender) as additional insured (in the case of liability insurance) and loss payee (in the case of property insurance). Contributor shall furnish to Company from time to time upon written request full information as to the insurance carried.
(e)Governmental Authorizations. Contributor shall obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities that may be required for the validity or enforceability against Contributor of this Agreement and the other Loan Documents to which it is a party.
(f)Compliance with Laws and Contracts.
(i)Contributor shall comply, and shall cause its Affiliates to comply, with all Applicable Laws applicable to the Transferred Assets and the research, development, manufacture, supply and Commercialization of the Licensed Product, and perform its obligations and enforce its rights, under all Material Contracts, except where the failure to comply or enforce could not reasonably be expected to result in a Material Adverse Effect.
(ii)Contributor shall comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Transferred Assets and the research, development, manufacture and Commercialization of the Licensed Product.
(g)Conveyance of Transferred Assets; Security Interests.
(i)Except for the transfers and conveyances hereunder and except for any Permitted Lien and the Liens in favor of Lender, (A) Contributor will not (and will not purport to) pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Transferred Assets or any interest therein and (B) Contributor shall defend the right, title, and interest of Company and its successors and assigns in, to, and under the Transferred Assets, against all claims of third parties claiming through or under Contributor. Contributor acknowledges and agrees that, having assigned and transferred the Transferred Assets to Company, Contributor has no right to, and shall not purport to, waive, modify or amend any provision of the License Agreement.
(ii)If any amount is paid to Contributor under the License Agreement on account of the Transferred Assets (excluding the Excluded Assets) on or after the Effective Date, Contributor shall hold such amount in trust for Company, shall segregate such amount from other funds of Contributor, and shall, forthwith upon receipt by Contributor, turn over such amount to Company in the exact form received by Contributor (duly indorsed by Contributor to Company, if required), for deposit in the Collection Account.
(h)Notices.
(i)Contributor shall promptly (and in any event within four (4) Business Days) after obtaining Knowledge of the same give written Notice to Company and its assigns (including Lender) of each Default, Event of Default or Servicer Termination Event and each other event that has or could reasonably be expected to have a Material Adverse Effect; provided that in any of the foregoing situations where Contributor knows a press release or other public disclosure is to be made by Contributor or any of its Affiliates, Contributor shall use all commercially reasonable efforts to provide such information to Company and its assigns (including Lender) as early as possible but in no event later than simultaneously with such release or other public disclosure.
(ii)Contributor shall promptly (and in any event within four (4) Business Days) give written Notice to Company and its assigns (including Lender) upon receiving notice, or otherwise obtaining Knowledge, of any default or event of default or material breach under any Material Contract.
(iii)Contributor shall, promptly (and in any event within four (4) Business Days) after obtaining Knowledge thereof, give written Notice to Company and its assigns (including Lender) of any litigation or proceedings to which Contributor is a party or which could reasonably be expected to have a Material Adverse Effect.
(iv)Contributor shall, promptly (and in any event within four (4) Business Days) after obtaining Knowledge thereof, give written Notice to Company and its assigns (including Lender) of any litigation or proceedings challenging the validity of the License Agreement or otherwise related to the License Agreement, any Permitted License, the Intellectual Property, the Loan Documents or any of the transactions contemplated therein.
(v)Contributor shall, promptly after obtaining Knowledge thereof, give written Notice to Company and its assigns (including Lender) of any representation or warranty made or deemed made by Contributor in any of the Loan Documents or in any certificate delivered pursuant thereto shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made or deemed made.
(vi)Contributor shall, promptly (and in any event within four (4) Business Days) after obtaining Knowledge thereof, give written Notice to Company and its assigns (including Lender) of the receipt of or otherwise obtaining Knowledge of any material communications with any Regulatory Authority regarding the Licensed Product.
(vii)Contributor shall, promptly (and in any event within four (4) Business Days) forward to Company and its assigns (including Lender) copies of Licensee’s updates and proposed amendments to the Development Plan and other materials Licensee submits to the JDC and promptly after obtaining Knowledge thereof, give written Notice to Company and its assigns (including Lender) of any and all material matters (such as amendment to the Development Plan) to be decided by the JDC or the JMCC of the Licensee, together with all relevant information.
(viii)Contributor shall, promptly (and in any event within four (4) Business Days) after obtaining Knowledge thereof, give written Notice to Company and its assigns (including Lender) of the occurrence of any Material Adverse Effect.

(ix)Without limiting the foregoing clauses (i) through (viii), Contributor shall, promptly (and in any event prior to when the same are required to be delivered by Company to Lender pursuant to Section 8.11 of the Loan Agreement) following receipt by Contributor or delivery by Contributor thereof deliver to Company a copy of any Notice, document, communication, or information required to be delivered by Company to Lender pursuant to Section 8.11 of the Loan Agreement.
(i)Taxes. Contributor shall file all tax returns required to be filed by it and pay, discharge or otherwise satisfy all material taxes of any kind imposed on or in respect of its income or assets as the same shall become due and payable and in any event before any Lien on any of the Transferred Assets exists as a result of nonpayment except for Permitted Liens.
(j)Intellectual Property.
(i)Contributor will comply with and facilitate Company undertakings set forth in Section8.14 of the Loan Agreement.
(ii)Without limiting the foregoing:
(A)Contributor shall prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary to enable Company to (A) prosecute and maintain the material Intellectual Property (including Patents included therein) in accordance with the terms of the License Agreement and to the extent that Contributor has the right to prosecute and maintain such material Intellectual Property; and (B) defend or assert such material Intellectual Property against infringement or interference by any other Persons, and against any claims of invalidity or unenforceability, in the Territory, in each case, in accordance with the terms of the License Agreement (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-interference) solely to the extent that Contributor has the right to do so until completion of the assignments hereunder.
(B)Contributor shall not, without the prior consent of Company, grant or withhold any consent, exercise or waive any right or option or fail to exercise any right or option in respect of, affecting or relating to the Licensed Product or the Intellectual Property in any manner that would (1) reasonably be expected to have a Material Adverse Effect or (2) conflict with, or that would reasonably be expected to give rise to a breach, violation, termination or default under the License Agreement.
(C)Contributor shall inform counsel to Contributor responsible for the prosecution, maintenance and enforcement, if any, of the Intellectual Property, of the transfer of the Intellectual Property to Company, and that the attorney-client privilege be further transferred to Company.
(k)Security Documents; Further Assurances. Subject to Section 4.01(j)(ii),Contributor shall promptly, upon the reasonable request of Company or its assigns (including Lender), at Contributor’s sole cost and expense, (a) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Loan Documents or otherwise deemed by Company or its assigns (including Lender) reasonably necessary or desirable for the continued validity, perfection and priority of the assignment of the Transferred Assets or the Liens thereon secured pursuant to Section 2.04 subject to no other Liens except as permitted by the applicable Loan Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith; (b) deliver or cause to be delivered to Company and its assigns (including Lender) from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Company and such assigns as Company or such assigns shall reasonably deem necessary to perfect or maintain the assignment of the Transferred Assets or the Liens thereon secured pursuant to Section 2.04; and (c) upon the exercise by Company or any of its assigns (including Lender) of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that Company or such assigns may require. In addition, subject to Section 4.01(j)(ii), Contributor shall promptly, at its sole cost and expense, execute and deliver to Company and its assigns (including Lender) such further instruments and documents, and take such further action, as Company or such assigns may, at any time and from time to time, reasonably request in order to carry out the intent and purpose of this Agreement and the other Loan Documents to which it is a party and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Company and its assigns (including Lender) hereby and thereby. Notwithstanding anything to the contrary herein or in any other Loan Document, Contributor shall not have any obligation to perfect or record any security interest or lien in, or reflect the transfer of, any Intellectual Property included in the Transferred Assets in any jurisdiction other than in the United States or the Territory.
(l)Certain Information Regarding Contributor, Etc. Contributor shall provide information that Company or its assigns (including Lender) requires or may reasonably request from Contributor with respect to the Transferred Assets relating to any period prior to the Effective Date, including information that may be reasonably requested under the Loan Agreement.
(m)Quarterly Meetings. Company and Lender shall have the right, from time to time, not more than once per Calendar Quarter, during normal business hours and upon at least five (5) Business Days’ prior written notice to Contributor (provided that, after the occurrence and during the continuance of a Contributor Event of Default, Company and Lender shall have the right, as often, at such times and with such prior notice, as Lender determines in its reasonable discretion), to visit the offices and properties of Contributor where books and records relating or pertaining to the Collateral and the Licensed Product are kept and maintained (or, at Lender’s option, to conduct a meeting by telecommunications), to discuss, with officers of Contributor, the business, operations, properties and financial and other condition of Contributor, the Collateral and the Licensed Product and any topics related thereto, to verify compliance with this Agreement and the Loan Agreement, including with respect to the receipt, calculation and application of the Collection Amount, and, upon physical visits, to inspect and make extracts from and copies of the books and records of Company and Contributor relating or pertaining to the Collateral and the Licensed Product.

(n)New Arrangement. If Company is obligated to take any actions requested by Lender or otherwise cooperate with Lender with respect to the identification, negotiation, and/or execution and delivery of a New Arrangement pursuant to Section 8.17 of the Loan Agreement, Contributor shall reasonably cooperate with Lender, at Lender’s direction, in connection with the negotiation, execution and delivery of any New Arrangement, shall not execute and deliver any agreement effecting a New Arrangement unless requested to do so by Lender (and shall do so if requested to do so by Lender). To the extent any such arrangements are executed and entered into by Contributor on behalf of Company, Contributor shall forthwith Contribute all of its right, title and interest therein to Company, subject to Company’s assumption of the Assumed Obligations in respect thereof.
(o)Certain Company Covenants and Organizational Documents. Contributor shall, so long as it is the sole shareholder of Company and prior to the Loan Agreement Termination Date, cause Company to be managed and operated in a manner consistent with the negative covenants contained in Section 9.01 of the Loan Agreement and the Organizational Documents of Company.
(p)Capital Contributions. So long as any Obligations are outstanding under the Loan Agreement, Contributor will limit capital contributions to Company to no more than one (1) in any two (2) quarter period, other than a capital contribution effected to facilitate Company’s payment of all amounts due upon a prepayment under Article III of the Loan Agreement; provided that the foregoing shall not create an obligation to effect capital contributions, which shall be in Contributor’s sole discretion, and provided further that the following shall not be included in such limits and shall be permitted without restriction: (i) capital contributions effected pursuant to Section 2.01(b) or Section 5.01(d) hereof, (ii) capital contributions to pay any Obligations in full and (iii) capital contributions effected pursuant to the Revenue Interest Purchase Agreement.
Section 4.02Company Covenants. Company hereby covenants and agrees with Contributor as follows:
(a)Financial Statements and Information. For each quarter ending after the Effective Date, Company shall, promptly following receipt thereof under Section 8.5 of the License Agreement, deliver or cause to be delivered (or otherwise make available) to Contributor a true copy of the reports contemplated thereunder for such quarter. In addition, promptly following receipt thereof, Company shall deliver or cause to be delivered (or otherwise make available) to Contributor the plans deliverable by Licensee pursuant to Section 4.2 of the License Agreement, the results of any audit conducted pursuant to Section 8.9 of the License Agreement and any other notices, consents, correspondence, approvals, reports, requests, waivers, elections and other communications delivered by Licensee to Company, or by Company to Licensee, pursuant to or in connection with the License Agreement. Contributor shall conduct on behalf of Company the exercise by Company of the audit rights of Company under Section 8.9 of the License Agreement (subject to all restrictions and limitations thereon contained in the License Agreement and the Loan Agreement), provided that Company will not independently exercise (nor waive) such rights and Company will cooperate at its own expense with Contributor in such exercise, and Contributor acknowledges the rights of Lender in respect of Section 8.9 of the License Agreement and will comply with the provisions of the Loan Agreement regarding such rights.
(b)No Merger, Consolidation or Reorganization of Company. Company shall not merge or consolidate with any other entity and shall not enter into any other transaction that results in a reorganization of Company.
(c)Limitations on Additional Indebtedness of Company. Company shall not incur any indebtedness other than as contemplated in this Agreement or in the other Loan Documents.
(d)Compliance with Law. Company shall comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Transferred Assets or any part thereof; provided, however, that Company may contest any act, regulation, order, decree or direction of any Governmental Authority in any reasonable manner which shall not have a Material Adverse Effect.
(e)Excluded Assets. If any amount is paid to Company under the License Agreement on account of the Excluded Assets on or after the Closing Date, Company shall hold such amount in trust for Contributor, shall segregate such amount from other funds of Company, and shall, forthwith upon receipt by Company, turn over such amount to Contributor in the exact form received by Company (duly indorsed by Company to Contributor, if required), for deposit by Contributor.
Section 4.03Consequences of Contributor Event of Default. If a Contributor Event of Default has occurred and is continuing, in addition to any other action that Lender may be entitled to take in connection with a Contributor Event of Default, the parties acknowledge that damages may be difficult to establish and accordingly Lender, at any time prior to the Loan Agreement Termination Date, shall be entitled to take such legal action and exercise such legal or equitable remedies, including seeking injunctive or other equitable relief without being required to prove actual damages or post any bond, as Lender may determine in its sole discretion in order to correct or prevent the continuation of such Contributor Event of Default.
Article V

SERVICING
Section 5.01Appointment of Contributor. Company shall maintain a servicer (the “Servicer”) to perform certain servicing, management and administrative functions on behalf of Company with respect to the Transferred Assets.
(a)Company hereby appoints Contributor as the initial Servicer hereunder, and Contributor hereby accepts such appointment hereunder, to perform the duties described in or by reference in this Article V.
(b)Company hereby grants Contributor, in connection with and for so long as Contributor remains as the Servicer hereunder, a co-exclusive (with Company), royalty-free license, in the Territory under the Transferred Assets solely to perform the duties of Servicer pursuant to this Agreement, and such Contributor co-exclusive rights are not sublicenseable or assignable in any circumstances. For clarity, the license granted pursuant to this Section 5.01 shall terminate effective upon the termination of Contributor as Servicer for any reason.
(c)In consideration for its performing such duties hereunder, Contributor, as initial Servicer, shall be entitled to receive the Servicing Fee, if any, from Company. The Servicing Fee, if any, shall be payable quarterly in arrears on each Quarterly Payment Date and shall be paid in accordance with Section 4.04(a) of the Loan Agreement. Any unpaid portions of the Servicing Fee shall bear interest at a rate agreed upon by the Contributor and Company, acting reasonably and in good faith. In performing such duties hereunder, Contributor shall have full power and authority to do or cause to be done, on behalf of and in the name of Company and with Company’s prior written consent, any and all things in connection with such servicing, management and administration which it may deem necessary or desirable, consistent with the terms hereof (including Section 5.03), the License Agreement, any New Arrangement, and the Loan Agreement. Contributor agrees that it shall service, manage, administer, and perform on behalf of Company under the License Agreement and enforce the rights of Company thereunder in good faith, with reasonable care, in accordance with Applicable Law, in compliance with Company’s obligations under the Loan Documents, using substantially the same degree of diligence and skill that it uses to service and perform agreements such as the License Agreement and any other license arrangements, and generally to Commercialize and Exploit pharmaceutical products for its own account (such standards and requirements of performance, the “Servicing Standard”). Contributor, as Servicer on behalf of Company, shall maintain any licenses or authorizations necessary to service the Transferred Assets. Contributor shall administer and perform under the License Agreement and manage and maintain the Intellectual Property in such a manner as will, in its reasonable judgment and at all times in accordance with the Servicing Standard, preserve and protect the Royalty Interest.
(d)Without limiting the foregoing, Contributor as Servicer shall administer and perform on behalf of Company its obligations under Section 8.17 of the Loan Agreement, and to the extent any such arrangements are executed and entered into by Contributor, Contributor shall forthwith Contribute all of its right, title and interest therein, other than any applicable excluded assets or rights that constitute or replace the Excluded Assets, to Company, subject to Company’s assumption of the Assumed Obligations in respect thereof.
Section 5.02Certain Contributor Actions. So long as it is the Servicer, Contributor shall take such actions on behalf of Company, in accordance with the Servicing Standard, as are necessary to cause Company to exercise its rights and perform its obligations under the License Agreement and any other arrangements for the Commercialization and Exploitation of the Licensed Product.
Section 5.03Compliance with the Loan Agreement. Notwithstanding anything to the contrary herein, Contributor’s servicing obligations hereunder shall at all times be subject to the terms of the Loan Agreement. Contributor and Company agree that Contributor shall take no action with respect to the License Agreement, any New Arrangement or any other arrangement relating to the Commercialization and Exploitation of the Licensed Product on behalf of Company, nor instruct Company to take any such action, that is inconsistent with the terms of the Loan Agreement, the obligations of Company thereunder or the rights of Lender thereunder. For the avoidance of doubt, Contributor shall not, and shall not instruct Company to, take any action without the consent of Lender where such consent is required pursuant to the Loan Agreement, and Contributor shall not agree to, or cause or permit any amendment, waiver, termination or modification of the License Agreement or any Material Contract except as permitted to be effected by Company under the Loan Agreement. Contributor and Company agree that (i) following the occurrence of any Contributor Event of Default or (ii) with respect to any instance in which Lender has provided a direction to Company under the Loan Agreement that Contributor is to effectuate under this Agreement and Company fails to follow such direction promptly, Contributor shall service, administer, manage and perform under the License Agreement, any New Arrangement or any other arrangement relating to the Commercialization and Exploitation of the Licensed Product.

Section 5.04Services as Servicer. In addition to (and not in limitation of) the provision of Section 5.01, Contributor shall perform the following services on behalf of Company:
(a)review all documents, notices and other communications under the License Agreement, any New Arrangement and any other arrangement relating to the Commercialization and Exploitation of the Licensed Product and provide such copies to Lender as are required under the Loan Agreement, together with any responses as Company is required to provide in respect thereof;
(b)prepare, forward and process any statements or billing materials that Company is required to provide to the Licensee or any other Person in order to receive payment of amounts due to Company under the License Agreement, any New Arrangement and any other arrangement relating to the Commercialization and Exploitation of the Licensed Product;
(c)monitor the performance of the Licensee under the License Agreement, any New Arrangement and any other arrangement relating to the Commercialization and Exploitation of the Licensed Product, exercise the rights and perform the obligations of Company and take such other actions as may be necessary to enforce the rights of Company thereunder (including any exercise of audit rights, the right to participate in and act as the chairman of the JDC and/or JMCC) and collect amounts due to Company thereunder, on behalf of Company, and procure and supervise the services of any third parties necessary or appropriate in connection with the monitoring, enforcement, collection and remittance of the proceeds of the Transferred Assets;
(d)maintain each of the Blocked Accounts in accordance with Company’s obligations under the Loan Agreement and the related Blocked Account Control Agreement, and maintain and enforce the instructions to the Licensee or subsequent licensee to pay amounts due to Company under the License Agreement or any New Arrangement or to any other Person to pay amounts due to Company relating to Commercialization and Exploitation of the Licensed Product into the Collection Account;
(e)cause Company to maintain its organizational existence by filing all returns required in its jurisdiction of organization, and providing for its general administrative needs and overhead relating to the Transferred Assets, subject to Section 9.01 of the Loan Agreement and its Organizational Documents;

(f)identify and forward as required under the Loan Agreement any payments that are to be made to a Blocked Account but when made are made to Company, Contributor or any misdirected account, and in consultation with Lender, effect the transfer thereof as required under the Loan Agreement;
(g)make on behalf of Company any security filings or other actions required to perfect or ensure the continued perfection of Company’s rights in the Transferred Assets and Lender’s rights in Collateral; and
(h)with respect to Intellectual Property:
(i)prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary to (A) prosecute and maintain the material Intellectual Property (including Patents included therein) in accordance with the terms of the License Agreement to the extent that Contributor has the right to prosecute and maintain such material Intellectual Property; and (B) defend or assert such material Intellectual Property against infringement or interference by any other Persons, and against any claims of invalidity or unenforceability, in the Territory, in each case, in accordance with the terms of the License Agreement (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-interference) to the extent that Contributor has the right to do so. Contributor shall keep Company and its assigns informed of all of such actions and Company and its assigns (including Lender) shall have the opportunity to participate and meaningfully consult with Contributor with respect to the direction thereof and Contributor shall consider all of Company’s or such assign’s comments in good faith. For clarity, this subsection (i) shall apply only to the extent of Contributor’s or any Affiliate’s rights (including rights to review and comment) to prosecute, maintain and/or enforce the Intellectual Property.
(ii)not permit or suffer any of its Affiliates to, consent to any judgment or settlement in any action, suit or proceeding referred to in Section 9.4 of the License Agreement, without the prior written consent of Company and its assigns (including Lender), which consent shall not be withheld, delayed or conditioned by Company or such assign if doing so would result in the breach of the obligation to not unreasonably withhold, delay or condition its consent under Section 9.4 of the License Agreement.
(iii)use commercially reasonable efforts to prosecute all pending Patent applications within the Intellectual Property for which Contributor or its Affiliates has rights to prosecute such Patents consistent with standards in the pharmaceutical industry (as applicable) for similarly situated entities.
(iv)take commercially reasonable measures to protect the proprietary nature of material Intellectual Property and maintain in confidence all trade secrets and confidential information compromising a part thereof;

(v)not disclose and use commercially reasonable efforts to prevent any distribution or disclosure by others (including their employees and contractors) of any item that contains or embodies material, non-public Intellectual Property;
(vi)take reasonable physical and electronic security measures to prevent disclosure of any item that contains or embodies material, non-public Intellectual Property;
(vii)use commercially reasonable efforts to cause each individual associated with the filing and prosecution of the Patents material to the conduct of the business of Contributor to comply in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known by such individual to be material to patentability of each such Patent, in those jurisdictions where such duties exist, in each case to the extent that Contributor has the right to file and prosecute such Patents, including to the extent permissible under the License Agreement; and
(viii)furnish Company and its assigns (including Lender) from time to time upon Company’s or such assign’s reasonable written request therefor reasonably detailed statements and schedules further identifying and describing the Intellectual Property and such other materials evidencing or reports pertaining to any Intellectual Property as Company or such assign may reasonably request.

In performing as Servicer, Contributor shall not instruct the Licensee or any other Person to pay amounts in respect of the Transferred Assets to any account other than the respective Blocked Account required under the Loan Agreement or cause any such payments to be paid to any account other than such Blocked Account.

Section 5.05Replacement Servicer. Contributor may be terminated as Servicer hereunder and replaced with a new Servicer by Company (or by Lender on behalf of Company in the event that Company shall fail to replace the Servicer within five (5) Business Days after a Servicer Termination Event, or in the event that a Contributor Event of Default has occurred and is continuing) following the occurrence of any of the following events (each, a “Servicer Termination Event”):
(a)Contributor fails to perform or observe any covenant or agreement contained in this Article V and, solely if the consequences of the failure to perform or observe such covenant or agreement can be cured, (i) in the case of any covenant or agreement contained in Sections 5.01(d), 5.04(d), (e), (f) or (g) or Section 5.04(h)(i), (ii) or (iii), such failure continues for a period of fifteen (15) Business Days without such cure after the earlier of (x) the date Contributor becomes aware of such failure and (y) the date Company, or Lender on behalf of Company, provides Notice of such failure to Contributor, and (ii) in the case of any other covenant or agreement contained in Article V (other than those referred to in preceding subclause (i)), such failure continues for a period of thirty (30) Business Days without such cure after the earlier of (x) the date Contributor becomes aware of such failure and (y) the date Company, or Lender on behalf of Company, provides Notice of such failure to Contributor;

(b)an Insolvency Event with respect to Contributor; or
(c)a Contributor Event of Default shall occur and be continuing.

Termination of Contributor as Servicer hereunder shall be without prejudice to any rights of Company or Lender that may have accrued through such date. In the event that Contributor is terminated as Servicer, (i) a replacement Servicer shall be appointed by Company in consultation with, and with the prior written consent of, Lender, or by Lender on behalf of Company as provided in the first sentence of this Section 5.05 and (ii) Contributor shall cooperate reasonably with Company and Lender and any replacement Servicer designated by Company or Lender, to transfer any information and materials to such replacement Servicer or undertake any other reasonable actions to ensure an effective transition of services required in the servicing of the Transferred Assets to the successor Servicer.

Article VI

TERMINATION; SURVIVAL
Section 6.01Termination. The respective obligations and responsibilities of Contributor and Company created by this Agreement shall terminate upon, but not prior to, the occurrence of the Loan Agreement Termination Date.
Section 6.02Effect of Termination. No termination or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of Contributor or Company shall be deemed to impair or affect the obligations pertaining to any executed conveyance or executed obligations, including without limitation breaches of representations and warranties by Contributor or Company occurring prior to the date of such termination.
Section 6.03Survival. Notwithstanding Section 6.01 hereof, the obligations of Contributor contained in Sections 4.01(f) and 4.01(i), Article VII, Section 8.13, Section 8.14 and this Section 6.03 shall survive the termination of this Agreement and the occurrence of the Loan Agreement Termination Date.
Article VII

INDEMNIFICATION PAYMENTS
Section 7.01Indemnification.
(a)Contributor agrees to indemnify and hold harmless Company, Lender and their respective officers, directors, members, partners, employees and agents (each, an “Indemnified Party”) against any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person whether or not any such Indemnified Party shall be designated as a party or a potential party thereto, and whether or not such Indemnified Party is required by Applicable Law to be involved therein, and any fees or expenses actually incurred by Indemnified Parties in enforcing the indemnity provided herein), whether direct, indirect or consequential, whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, which may be incurred or suffered by such Indemnified Party (except to the extent caused by the gross negligence or willful misconduct of the Indemnified Party) awarded against, or incurred or suffered by, such Indemnified Party, whether or not involving a third party claim, demand, action, suit or proceeding, arising out of (i) the failure of any representation, warranty or certification of Contributor in the Loan Documents or any certificate given by Contributor pursuant to any of the Loan Documents, to be true when made; (ii) a breach of any covenant by Contributor set forth in, or failure by Contributor to perform its duties under or otherwise comply with, the Loan Documents (whether or not a Contributor Event of Default or Servicer Termination Event), or Contributor’s engaging in intentional misconduct, bad faith or negligence in the performance of such duties; or (iii) other than as permitted under Section 4.01(g), the transfer by Contributor of any interest in the Transferred Assets to any Person other than Company, or any attempt by any Person to void the transfer of the Transferred Assets to Company. It is the intention of the parties hereto that the above indemnities shall not be interpreted to provide indemnification for any damages, losses or costs that have the effect of recourse for non-payment or insufficient payment under the Transferred Assets and factors affecting the performance of the Transferred Assets and payments generated thereby that are not specifically represented, warranted or agreed to in the Loan Documents which may include but are not limited to product obsolescence, competition, changes in government healthcare policies or other healthcare provider reimbursement, patent invalidity (other than to the extent that Contributor had Knowledge of such patent invalidity as of the date of any related representation or warranty), and withholding taxes related to the Transferred Assets. This Section 7.01(a) shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The provisions of this indemnity shall run directly to, and be enforceable by, an injured party and shall survive the termination of this Agreement. Without limiting the foregoing or Section 8.14 hereof, Company’s rights under this Section 7.01 shall be assignable by Company to Lender pursuant to the terms of the Loan Agreement and the Security Agreement.
(b)If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an Indemnified Party in respect of which indemnity is to be sought pursuant to this Section 7.01, the Indemnified Party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify Contributor in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify Contributor will not relieve Contributor from any liability that it may have to any Indemnified Party under this Section unless, and only to the extent that, Contributor is actually materially prejudiced by such omission. In case any such action is brought against an Indemnified Party and it notifies Contributor of the commencement thereof, Contributor will be entitled, at Contributor’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to Contributor), and, after notice from Contributor to such Indemnified Party of its election so to assume the defense thereof, Contributor will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, an Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) Contributor and the Indemnified Party shall have mutually agreed to the retention of such counsel, (b) Contributor has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel or (c) the named parties to any such proceeding (including any impleaded parties) include both Contributor and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is agreed that Contributor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such Indemnified Parties. Contributor shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, Contributor agrees to indemnify the Indemnified Party from and against any Indemnified Liabilities by reason of such settlement or judgment. Contributor shall not, without the prior written consent of the Indemnified Party, effect any settlement, compromise or discharge of any claim or pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional written release of such Indemnified Party from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party and (iii) does not impose any continuing material obligation or restrictions on any Indemnified Party. Notwithstanding anything to the contrary herein, Indemnified Liabilities shall not include any consequential, punitive, special or incidental damages.
Article VIII

MISCELLANEOUS PROVISIONS
Section 8.01Amendment. This Agreement may be amended, supplemented or otherwise modified from time to time only by the written agreement of Contributor and Company and, prior to the Loan Agreement Termination Date, Lender.
Section 8.02Governing Law; Waiver of Trial by Jury; Jurisdiction.
(a)THIS AGREEMENT AND ANY AMENDMENTS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT GIVING EFFECT TO LAWS CONCERNING CONFLICT OF LAWS OR CHOICE OF FORUM THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b)EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE

TRANSACTIONS CONTEMPLATED UNDER ANY LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY LOAN DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02(b).
(c)Each of Company and Contributor irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its own corporate domicile with respect to any and all Proceedings. Each of Company and Contributor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Proceeding and any claim that any Proceeding has been brought in an inconvenient forum. Any process or summons for purposes of any Proceeding may be served on Company or Contributor by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for Notices hereunder.
Section 8.03Notices. All demands, notices, and communications under this Agreement shall be in writing personally delivered, or sent by facsimile (with subsequent telephone confirmation of receipt thereof) or sent by internationally recognized overnight courier service, at the following address:

Contributor:

Trevena, Inc.
955 Chesterbrook Blvd

Suite 110

Chesterbrook, PA 19087
Attention: Barry Shin; Joel Solomon
Email: bshin@trevena.com; jsolomon@trevena.com

With a copy (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

Two Logan Square,

Eighteenth and Arch Streets,

Philadelphia, PA 19103
Attention: Brian Katz; Charles Charpentier; Timothy Atkins
Email: Brian.Katz@troutman.com; Charles.Charpentier@troutman.com; Timothy.Atkins@Troutman.com

Company:

Trevena SPV2 LLC
955 Chesterbrook Blvd

Suite 110

Chesterbrook, PA 19087
Attention: Barry Shin; Joel Solomon
Email: bshin@trevena.com; jsolomon@trevena.com

With a copy (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

Two Logan Square,

Eighteenth and Arch Streets,

Philadelphia, PA 19103
Attention: Brian Katz; Charles Charpentier; Timothy Atkins
Email: Brian.Katz@troutman.com; Charles.Charpentier@troutman.com; Timothy.Atkins@Troutman.com

Lender:

R-Bridge Investment Four Pte. Ltd.

[***]

Attention: Peng Fu; Oak Ma

Email: [***]

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Arthur McGivern; Wendy Pan; Christopher W. Steinroeder
E-mail: amcgivern@goodwinlaw.com; wpan@goodwinlaw.com; CSteinroeder@goodwinlaw.com or at other such address as shall be designated by such party in a written notice to the other parties. Notice shall be effective and deemed received (a) two (2) days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand.

Wherever notice or a report is required to be given or delivered to Company, a copy of such notice or report shall also be given or delivered concurrently to Lender.

Section 8.04Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 8.05Assignment. Notwithstanding anything to the contrary contained in this Agreement, (a) this Agreement may not be assigned by Contributor without the prior written consent of Company and, prior to the Loan Agreement Termination Date, Lender (provided that, following Licensed Product FCS, Lender may assign this Agreement without the prior written consent of Lender to any third party that acquires all or substantially all of Seller’s business, whether by merger, sale of assets or otherwise, as long as such assignee agrees in a writing satisfactory to Lender in its sole discretion to be bound by all the provisions of this Agreement as if such assignee were the “Seller” under this Agreement and Seller remains liable for its obligations hereunder), and (b) this Agreement may not be assigned by Company without the prior written consent of (i) so long as no Contributor Event of Default has occurred and is continuing, Contributor, and (ii) prior to the Loan Agreement Termination Date, Lender (provided that, deemed assignments resulting from a change in the beneficial ownership of Seller shall not require consent of Lender).
Section 8.06Further Assurances. Each of Contributor and Company agrees to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments as are reasonably required to carry into effect the purposes of this Agreement.
Section 8.07Waiver; Cumulative Remedies; Waiver of Immunities. No failure to exercise and no delay in exercising, on the part of Company or Contributor, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law. To the extent that Contributor has or hereafter may be entitled to claim or may acquire, for itself or any of its assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or any of its property, Contributor hereby irrevocably waives such immunity in respect of its obligations hereunder to the fullest extent permitted by law.
Section 8.08Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.
Section 8.09Binding. This Agreement will inure to the benefit of and be binding upon the parties hereto, subject to Section 8.14.
Section 8.10Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.
Section 8.11Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 8.12Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
Section 8.13Non-Petition. Each of the parties hereto covenants and agrees that, prior to the date that is one year and one day after the Loan Agreement Termination Date, no party hereto shall institute against, or join any other Person in instituting against, either of Company or Contributor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.
Section 8.14Intended Third Party Beneficiaries. Lender is a third party beneficiary of this Agreement and, as such, shall have full power and authority to enforce the provisions of this Agreement against the parties hereto. In addition, the parties hereto acknowledge that Lender is entitled under the Loan Documents to make claims directly to Contributor for indemnities in favor of Company, without prejudice to its rights as an Indemnified Party hereunder, and that nothing herein limits the rights of Lender under the Security Agreement, the Parent Guarantee or Stock Pledge Agreement, which rights may, in each case, be exercised in Lender’s sole discretion from time to time whether or not it has exercised or is then exercising its rights as a third party beneficiary or its rights and remedies under Applicable Law.
Section 8.15Counterparts; Delivery. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in portable document format (PDF) shall be effective as delivery of a manually executed original counterpart of this Agreement. The words “execute”, “execution”, “signed”, “signature” and words of like import in this Agreement or in any related document to be signed in connection with this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, Contributor and Company have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

TREVENA, INC.,
as Contributor

By:/s/ Barry Shin
Name: Barry Shin
Title: Senior Vice President and Chief

Financial Officer

Trevena SPV2 LLC,
as Company

By:/s/ Barry Shin
Name: Barry Shin
Title: Treasurer

[Signature Page to Contribution and Servicing Agreement]

Exhibit A

Notice to Licensee

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Schedule 2.01(a)(ii)

Intellectual Property and the Regulatory Approvals

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Schedule 2.01(a)(iii)

Transferred Contracts

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